UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

SCHEDULE 14A

__________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

NeuroOne Medical Technologies Corporation

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 6, 2021

Dear Valued Stockholder:

We are pleased to welcome stockholders to attend our 2021 annual meeting of stockholders, to be held at 7599 Anagram Dr., Eden Prairie, MN 55344, on June 2, 2021 at 9:00 a.m. local time.

Over 4 years ago, I joined NeuroOne with a vision to develop and commercialize game changing, world class electrode technology that could improve upon existing treatments and enable future therapies that could benefit from NeuroOne’s unique platform technology. I must admit that part of my interest in joining NeuroOne was personal, as I suffer from chronic back pain due to residual nerve complications caused by numerous back surgeries. While our focus has been on patients suffering from epilepsy, chronic back pain and Parkinson’s Disease, we have been approached by a number of physicians and industry leaders regarding potential applications for other areas such as depression, mood disorders, incontinence and high blood pressure. I am firmly convinced that our electrode technology has the potential to improve therapies for these indications, as well as a play a critical role in the future for therapies requiring electrode technology that utilizes artificial intelligence.

We are building NeuroOne to be a long-term threat in the neurosurgical electrode market and know that it will require patience, time and resources to build a world class organization. To do this, we must continue to develop technologies that are less invasive, reduce the number of required surgeries, reduce costs and ultimately, improve patient’s lives. We will also consider options to build a strong revenue base through potential collaboration with, or acquisition of, complementary technologies when and if it makes sense. Hubert Joly, former CEO of Best Buy, recently published a book titled “The Heart of Business.” In it, he says the primary purpose of a company is to make a difference in the world and that is my goal for what people will someday say about NeuroOne Medical Technologies Corporation, that we truly made a difference in improving the quality of people’s lives. It is no small task.

Highlights from 2020

•        Partnership with Zimmer Biomet — In July 2020, we signed an exclusive development and distribution agreement with Zimmer Biomet, a recognized worldwide leader across a number of medical technologies, including robotic devices for neurosurgical applications. We believe this will allow us to accelerate our market penetration for both our cortical electrodes (received FDA clearance in November 2019) and our sEEGelectrodes (not yet cleared by FDA for sale) which are designed for up to 30 days brain recording and stimulation. In addition, we believe this will allow us to focus our resources on developing therapeutic electrode technologies.

•        Commercialization of Evo® Cortical Electrodes — In November of 2019, we received FDA 510(k) clearance for our Evo cortical electrode product line. Given that we were in negotiations with Zimmer Biomet regarding distribution rights, we felt it prudent to wait until an agreement was reached and allow them to launch the product. This allowed NeuroOne to conserve resources on building a sales infrastructure, as well as prevent confusion in the marketplace. We were especially excited to announce the initial use of the product at the Mayo Clinic in Rochester, Minnesota, which remains a valued shareholder and partner.

•        Financing — In the second quarter of 2020, the Company completed a $5.1M financing via the issuance of convertible notes, with Paulson Investment Company serving as placement agent. That allowed the Company to continue to make progress in product development and infrastructure, as well as continue to meet its financial obligations.

•        Product Development — The Company made great progress in the development of its sEEG electrode and continued to advance the design of our combination recording and ablation electrode, which has the goal of reducing the number of epilepsy surgeries required to identify the problematic area in the brain and ablate the tissue as part of the same hospitalization. We believe that having a patient get both procedures done during the same hospital stay, without requiring removal of the electrodes for other ablation devices, would reduce risk, hospitalization time, and cost. Finally, we continue to explore solutions for an electrode that is capable of recording and stimulating as part of long-term implant. We will keep you informed of notable progress as it develops.

•        Elimination of outstanding debt — In November 2020, the Company reported that it no longer had any outstanding convertible debt and that all long-term payables had been satisfied. This was the first time since the Company’s incorporation in 2016 that we were able to make this claim. This was an exciting accomplishment for the Company and truly spoke to the exciting progress we have achieved with such limited resources.

•        Infrastructure Development — No company can be successful without a committed and passionate team. In 2020, we more than doubled the size of the Company in terms of employees in addition to retaining many of the consultants we have been engaged with over the past few years. We also began to replace some of the consultant roles with full time employees. There is no question that we would not have accomplished our 2020 objectives without these talented and committed employees and consultants. Heading into 2021, we expect to add more key hires to ensure our continued progress.

•        Expansion of Facilities — In addition to our headquarters in Eden Prairie, Minnesota, we leased a second facility in California for our development team which we expect to expand in 2021.

While I believe we made major strides in 2020, we need to continue to make strong progress to accomplish our overall goal of becoming the market leader, with game changing electrode technology that not only has a role in today’s procedures, but is also critical for the diagnosis and treatment of future procedures for complex neurological conditions. To accomplish this, we will need to aggressively accelerate our development efforts, with a strong focus on continuing to fill the product pipeline with new and innovative electrode technologies. I would now like to share some of our goals that we have established for 2021.

Looking ahead to 2021

•        Continue to build the Evo® brand through expansion of product offerings — Our initial product offering, Evo cortical electrodes, was launched in a limited release in January of this year. After completing initial cases to confirm product performance, we then released the product to the entire Zimmer Biomet sales team in March 2021. We also intend to build on the Evo product line by introducing the Evo sEEG electrode product family after we have received clearance from the FDA to commercialize the technology. This product is even less invasive than cortical electrodes and has arguably become the preferred technology for recording brain activity and stimulating brain tissue for up to 30 days. Zimmer Biomet, our current distribution partner for the Evo cortical product line, has an option they can exercise to distribute the sEEG product line as well.

•        Uplist to a major exchange — A great deal of effort was spent during 2020 to prepare the Company to apply for an uplisting to a major United States stock exchange. We believe this will provide access to additional investors, given the difficulty associated with the OTC exchange. It will also allow the Company to expand our investor base to larger institutional investors, which has many benefits to emerging companies such as NeuroOne. We are excited to take the next step in our corporate “Evo”lution. Sorry, but I couldn’t resist the obvious play on words.

•        Accelerate Research and Development — Given our ambitious goals, we need to maintain a sense of urgency in all aspects of our business. We have a number of key projects currently in development that could be impactful to revenue but also make a difference in people’s lives. At some point, I expect we will have competition, but for now we have an opportunity to take a market leader position in developing a platform that can handle recording, ablation, and stimulation in both an acute and chronic application. To that end, we continue to invest resources in people and equipment to help accelerate our progress. I truly appreciate the talent we have, many of which are recent hires, and look forward to the exciting developments this year and in the future.

•        Build a world class management team — Ending 2020, the Company had a few open key management positions that are vital to our future growth and progress. In early 2021, I am pleased to say that we filled the Chief Financial Officer role and the Vice-President of Marketing position with individuals that have extensive backgrounds in these respective areas, with a strong track record of success.

•        Support Zimmer Biomet’s efforts for revenue growth — As previously mentioned, Zimmer Biomet is currently distributing our Evo cortical electrode product line and has the option to distribute our Evo sEEG product, if and when the Company receives 510(k) clearance from the FDA. We need to continue to provide support with respect to training, customer support, supporting data and superior customer service. We have already begun to build the infrastructure to accomplish this and will need to expand our support for the Evo sEEG line if Zimmer Biomet exercises its option to distribute and we receive FDA 510(k) clearance. These are the first pieces that need to be in place to ensure meaningful revenue growth.

•        Explore complementary technology and partnerships — The neurology and neurosurgery fields are booming with new and exciting technologies in development or in commercial use. We are always exploring the potential for the Company to meaningfully grow our business via a partnership or acquisition of a complementary technology.

In closing, I want to again express my excitement regarding the progress we made in 2020. The Company has never been in as strong a position as we are today. While it has taken us four years of extremely hard work with very limited resources, we are now in a position to take the next important steps in building a world class company. We still have a great deal of work remaining, but if the results match our efforts, I believe we have a great opportunity to be successful. I hope to someday say that not only am I the CEO of NeuroOne Medical Technologies Corporation but free from back pain with a NeuroOne implanted electrode. As always, I say thank you to our investors for your support and I wish you and your family a wonderful 2021.

On behalf of the Board of Directors, we thank you for your continued investment and support of NeuroOne. We respectfully request you to vote in accordance with our recommendations at the 2021 annual meeting.

Sincerely,

David Rosa
President and Chief Executive Officer

NOTICE OF 2021 ANNUAL
MEETING OF STOCKHOLDERS

WHEN	June 2, 2021 at 9:00 a.m. local time
WHERE	7599 Anagram Dr., Eden Prairie, MN 55344*
PURPOSE OF MEETING AND AGENDA

At the 2021 Annual Meeting, stockholders will vote:

1.      to elect the Class I director named in the Proxy Statement to a three-year term;

2.      to ratify the appointment of our independent registered public accounting firm for 2021; and

3.      to approve our named executive officers’ compensation in an advisory vote. Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE	Stockholders of record at the close of business on April 6, 2021.
VOTING	Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Annual Meeting.
ADMISSION TO THE ANNUAL MEETING

All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification. The doors to the meeting room will be closed promptly at the start of the meeting.

____________

*        We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.n1mtc.com for updated information.

Sincerely,

David Rosa

President and Chief Executive Officer

Eden Prairie, Minnesota

May 6, 2021

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

i

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this proxy statement (the “Proxy Statement”) and the accompanying Notice of 2021 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at 7599 Anagram Dr., Eden Prairie, MN 55344, on Wednesday, June 2, 2021 at 9:00 a.m. local time. This Proxy Statement is first being sent to stockholders on or about May 6, 2021.

We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.n1mtc.com for updated information.

Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “we,” “our,” “us”, or the “Company” are to NeuroOne Medical Technologies Corporation, a Delaware corporation.

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), at the close of business on April 6, 2021, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 6, 2021, 11,912,931 shares of Common Stock were outstanding and entitled to vote.

All share and per share amounts for all periods presented in this proxy statement have been retroactively adjusted to reflect the reverse stock split effected on March 31, 2021.

The holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting as of the record date must be present, in person or by proxy duly authorized at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on April 6, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name.    If on April 6, 2021, your shares were registered directly in your name with our transfer agent, Action Stock Transfer Corporation, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the Internet, by telephone or by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If on April 6, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Votes Required to Adopt Proposals.    Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individual nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. You may not cumulate votes in the election of directors. Approval of Proposals 2 and 3 will be obtained if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” such proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on Proposals 1 and 3. For Proposal 2, abstentions, if any, will not be treated as present and entitled to vote at the Annual Meeting and thus will have no effect on the outcome of this proposal unless you return your annual proxy or attend the Annual Meeting and select “ABSTAIN”. Broker non-votes, if any, will have no effect on Proposal 2.

The Board recommends a vote “FOR” the director nominee listed in this Proxy Statement, “FOR” the ratification of BDO USA, LLP’s appointment as our independent registered accounting firm and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•        Vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

•        Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•        Vote by telephone — if you received your annual meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the voting instructions.

•        Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2021. Submitting your proxy, whether through the Internet, by telephone or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” the nominee to the Board, or you may withhold your vote from the nominee. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes”.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

•        delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•        signing and delivering a proxy bearing a later date;

•        voting again through the Internet or by telephone; or

•        attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTOR

Our Board is divided into three classes. Members of each class serve staggered three-year terms. Our Class I director will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2022 and 2023, respectively.

Director Nominees

Our Board has nominated Paul Buckman, age 65, for election as a Class I director to serve for a three-year term ending at the 2024 annual meeting or until his successor is elected and qualified. Mr. Buckman is a current member and the Chairman of our Board, and has consented to serve if elected.

Mr. Buckman will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the individual nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. Shares represented by proxies will be voted “FOR” the election of the Class I nominee, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that the nominee will be unwilling or unable to serve if elected as a director. Additional information regarding the directors and director nominee of the Company is set forth below.

Paul Buckman

Mr. Buckman has served as Chairman of the Board since August 2017, and served as Chairman of the board of NeuroOne, Inc., from October 2016 until December 2019. Mr. Buckman has served as the President of North America for LivaNova PLC (Nasdaq: LIVN) since April 2019 and previously served as the General Manager of Structural Heart for LivaNova PLC from April 2017 to December 2019. Prior to joining LivaNova PLC, Mr. Buckman served as chief executive officer of Conventus Orthopaedics, a Minnesota-based company specializing in peri-articular bone fracture fixation, from September 2013 until March of 2017. Mr. Buckman was chief executive officer of Sentreheart, Inc., a medical technology company focused on closure of various anatomic structures, from February 2012 to September 2013. Previously, Mr. Buckman served as chief executive officer and chairman of Pathway Medical Technologies, Inc., a medical device company focused on treatment of peripheral arterial disease, from September 2008 to February 2012; as chief executive officer of Devax, Inc., a developer and manufacturer of drug eluting stents, from December 2006 to September 2008; as president of the cardiology division of St. Jude Medical, Inc., a publicly traded diversified medical products company, from August 2004 to December 2006; and as chairman of the board of directors and chief executive officer of ev3, LLC, a Minnesota-based medical device company focused on endovascular therapies that Mr. Buckman founded and developed into an $80 million business, from January 2001 to January 2004. Mr. Buckman has worked in the medical device industry for over 30 years, including 10 years at Scimed Life Systems, Inc. and Boston Scientific Corporation (NYSE: BSX), a publicly traded medical device manufacturer, where he held several executive positions before becoming president of the cardiology division of Boston Scientific in January 2000. Mr. Buckman also currently serves as a director for Ablative Solutions, Inc., ActivOrtho, Aortica, Inc., DyaMX, Inc., and as chairman of Miromatrix, Inc. He previously served as a director of Conventus Orthopaedics, Caisson Interventional LLC, Velocimed, Inc., where he was a co-founder, EndiCor, Inc., Microvena, Inc., Sunshine Heart, Inc., n/k/a CHF Solutions, Inc. (Nasdaq: CHFS), a publicly-held early-stage medical device company, NexGen Medical, and Micro Therapeutics, Inc. Mr. Buckman received a Master’s degree in Business Administration and Finance and a B.A. degree in Business Administration from Western Michigan University.

We believe that Mr. Buckman’s strong executive experience in medical device companies provides the Company with valuable guidance on product development and operational matters.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting are as follows:

NAME	AGE	TITLE	CLASS
David Rosa	56	Director and Chief Executive Officer	Class II
Jeffrey Mathiesen	60	Director	Class III
Edward Andrle	63	Director	Class III

David Rosa

Mr. Rosa has served as the Chief Executive Officer, President and a director of the Company since July 2017 and served as Chief Executive Officer and a director of NeuroOne, Inc., formerly our wholly-owned subsidiary, from October 2016 until December 2019, when NeuroOne, Inc. merged with and into the Company. From November 2009 to November 2015, Mr. Rosa served as the chief executive officer and president of Sunshine Heart, Inc., n/k/a CHF Solutions, Inc. (Nasdaq: CHFS), a publicly-held early-stage medical device company. From 2008 to November 2009, Mr. Rosa served as chief executive officer of Milksmart, Inc., a company that specializes in medical devices for animals. From 2004 to 2008, Mr. Rosa served as the vice president of global marketing for cardiac surgery and cardiology at St. Jude Medical, Inc. Currently, he serves as a director on the board of directors of Biotricity Inc (OTCMKTS: BTCY).

Mr. Rosa’s qualifications to serve on the Board include his senior leadership experience in the medical device industry. In addition, his day-to-day leadership of the Company gives him critical insights into the Company’s operations, strategy and competition, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company and his former positions, he has demonstrated strong technical, strategic, and operational expertise, and he possesses in-depth knowledge of the medical device industry on a global basis.

Jeffrey Mathiesen

Mr. Mathiesen has served as a member of the Board since August 2017, and served as a director of NeuroOne, Inc., from April 2017 until December 2019. Additionally, Mr. Mathiesen has served as Vice Chair and Lead Independent Director since March 2020 and as Director and Audit Committee Chair, since 2015, of Panbela Therapeutics, Inc. (Nasdaq: PBLA), a publicly traded biopharmaceutical company developing therapies for pancreatic diseases. Since June 2020, Mr. Mathiesen has served as a member of the board of directors of Helius Medical Technologies, Inc. (Nasdaq: HSDT), a publicly traded medical device company, developing noninvasive platform technologies focused on neurological wellness, and from 2018 to 2020 he served as a member of the board of directors of eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine. Mr. Mathiesen served as Advisor to the CEO of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from October 2019 to December 2019, and served as Chief Financial Officer from March 2019 to October 2019. In August 2020, Teewinot Life Insurance Sciences filed a voluntary petition under Chapter 11 of the United Stated Bankrupcy Code. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., which was acquired by NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO) in January 2020, a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from 2015 to 2018, and as Chief Financial Officer of Sunshine Heart, Inc. (Nasdaq: CHFS), a publicly-held early-stage medical device company, from 2011 to 2015. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant. We believe that Mr. Mathiesen brings financial insight and leadership and a wealth of experience in capital markets to the Board, as well as knowledge of public company accounting and financial reporting requirements and familiarity with the life sciences industry.

Edward Andrle

Mr. Andrle has served as a member of the Board since February 2020. Mr. Andrle most recently served as the general manager of Neuromodulation of LivaNova PLC (Nasdaq: LIVN), a publicly-traded medical device company, from January 2018 to January 2020, and as senior vice president of strategy and business development of LivaNova PLC from September 2015 to January 2018. Prior to these roles, Mr. Andrle served as vice president of business development and strategy of Sorin S.p.A from 2010 to September 2015, when Sorin S.p.A. was merged with Cyberonics, Inc. to become LivaNova PLC. Prior to joining Sorin, he held executive positions with Boston Scientific, Inc. (NYSE: BSX) and

Baxter International, Inc. (NYSE: BAX), leading large product portfolios in both neuromodulation and cardiac devices. Mr. Andrle received his MBA from Stanford Graduate School of Business and his B.S. in Chemical Engineering from the University of Notre Dame.

We believe that Mr. Andrle’s substantial experience in medical device companies and business development provides the Company with valuable insight on product development and strategy.

Non-Employee Director Compensation

On March 29, 2018, our Board approved a Non-Employee Director Compensation Policy effective as of January 1, 2018 whereby our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our Board, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

Pursuant to this policy, each of our non-employee directors receive an annual retainer of $50,000, except that our non-executive chairman receives an annual retainer of $100,000. Additionally, the chairman and members of our Audit Committee receive an additional annual payment of $12,500 and $5,000, respectively, and the chairmen and members of each of our Compensation and Nominating and Corporate Governance Committees, if any are formed in the future, will receive an additional annual payment of $10,000 and $4,000, respectively.

On the date of each annual stockholder meeting of the Company, each director shall receive an annual equity award with an aggregate grant date fair value on the date of grant of $50,000, one third of which will be in the form of an option and two thirds of which will be in the form of a restricted stock unit award, each of which will vest in a series of 12 equal monthly installments subject to the director’s continued service. Newly appointed directors, on the date of their appointment, will receive a pro rata equity award, reflecting a reduction for each month prior to the date of grant that has elapsed since the preceding annual stockholder meeting.

Non-Employee Director Compensation in 2020

On June 2, 2020, the date of the Company’s 2020 Annual Stockholder Meeting, each non-employee director was granted (i) an option to purchase 23,725 shares of the Company’s Common Stock, which options vest in a series of 12 equal monthly installments over a one-year period, subject to the director’s continued service, and (ii) 22,371 restricted stock units, which vest in a series of 12 equal monthly installments over a one-year period, subject to the director’s continued service.

The following table provides compensation information for the fiscal year ended September 30, 2020 for each non-employee member of the Board.

Name	Fees Earned or To Be Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Paul Buckman	78,750	135,879	115,847	330,476
Edward Andrle	34,375	46,860	5,053	86,288
Jeffrey Mathiesen	46,875	93,558	115,847	256,280

____________

(1)      These represent amounts earned from January 1, 2020 through September 30, 2020.

(2)      Stock option and RSU awards were granted under the 2017 Equity Incentive Plan. The amounts reported reflect the aggregate grant date fair value of each equity award granted to the Company’s non-employee directors during the fiscal year ended September 30, 2020, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

As a named executive officer of the Company, compensation paid to Mr. Rosa for fiscal 2020 is fully reflected under “Summary Compensation Table for Fiscal Years 2020 and 2019.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED CLASS I DIRECTOR.

BOARD AND COMMITTEE INFORMATION

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Board Leadership Structure

Our Board is currently chaired by Paul Buckman, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board. The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Mr. Rosa, to focus on our day-to-day business, while allowing Mr. Buckman to lead the Board.

Role of the Board in Risk Oversight

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through their Board as a whole. The Board’s risk oversight is administered primarily through the following:

•        review and approval of an annual business plan;

•        review of a summary of risks and opportunities at meetings of the Board;

•        review of business developments, business plan implementation and financial results;

•        oversight of internal controls over financial reporting; and

•        review of employee compensation and its relationship to our business plans.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of our Board be independent. However, our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities applying Nasdaq independence standards. As a result of this review, our Board has determined that, Messrs. Buckman, Mathiesen and Andrle, representing three of our four directors, are “independent directors.” Mr. Rosa is not considered independent due to his service as an executive officer of the Company.

Structure and Operation of the Board

Because our Common Stock is quoted on the OTCQB Marketplace, the Company is not subject to the listing requirements of any securities exchange regarding committee matters. The Company currently has the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee reviews, evaluates and seeks out candidates qualified to become Board members. The Board includes individuals with a diversity of experience, including scientific, business, financial and academic backgrounds. Nominations may be submitted by directors, officers, employees, stockholders and others for recommendation to the Board. In fulfilling this responsibility, the Company’s nominating and corporate governance committee also consults with the Board and the Chief Executive Officer concerning director candidates. The nominating and corporate governance committee’s charter is available on our website, www.n1mtc.com, under Investors — Governance Documents.

The responsibilities of the Company’s nominating and corporate governance committee include the following:

•        reviewing, evaluating and seeking out candidates qualified to become members of the Board;

•        reviewing committee structure and recommending directors for appointment to committees;

•        developing, reevaluating (not less frequently than every three years) and recommending the selection criteria for board and committee membership;

•        establishing procedures to oversee evaluation of the board, its committees, individual directors and management; and

•        developing and recommending guidelines on corporate governance.

The nominating and corporate governance committee currently consists of three directors: Mr. Buckman, Mr. Mathiesen and Mr. Andrle. Each member of the nominating and corporate governance committee has been determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market LLC. Mr. Andrle is the chair of the nominating and corporate governance committee.

Compensation Committee

The compensation committee’s charter is available on our website, www.n1mtc.com, under Investors — Governance Documents.

The responsibilities of the compensation committee include the following:

•        fixing salaries of executive officers and reviewing salary plans for other executives in senior management positions;

•        reviewing and making recommendations with respect to the compensation and benefits for the Company’s non-employee directors, including through equity-based plans;

•        evaluating the performance of the Company’s chief executive officer and other senior executives and assisting the Board in developing and evaluating potential candidates for executive positions; and

•        administering the incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.

The compensation committee currently consists of three directors: Mr. Buckman, Mr. Mathiesen and Mr. Andrle. Mr. Buckman is the chair of the compensation committee. The compensation committee may form and delegate authorities to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans.

The Board has concluded that the composition of the compensation committee meets the requirements for independence under the rules and regulations of the Nasdaq Stock Market LLC and the SEC.

Audit Committee Matters

The audit committee reviews with management and the Company’s independent auditor the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditor regarding the financial condition of the Company and its controls and procedures and such other matters as the audit committee deems appropriate. The audit committee’s charter is available on our website, www.n1mtc.com, under Investors — Governance Documents.

The audit committee currently consists of three directors: Mr. Buckman, Mr. Mathiesen and Mr. Andrle. The Board has determined that each of Mr. Buckman, Mr. Mathiesen and Mr. Andrle is “independent” under Nasdaq independence standards. Additionally, the Board has determined that each of Mr. Mathiesen and Mr. Buckman qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the audit committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board.

The functions of the audit committee include:

•        Selecting our independent auditors;

•        Reviewing the results and scope of the audit and other services provided by our independent auditors; and

•        Reviewing and evaluating our audit and control functions.

Prohibition on Hedging

Our Insider Trading Policy is designed to create reasonable processes to prevent the Company and its directors, officers, employees and specified other persons from insider trading and any appearance of improper conduct. Our Insider Trading Policy specifically prohibits, among other things, all directors and executive officers and employees of the Company from effecting hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers. The code of business conduct and ethics is available on our website, www.n1mtc.com, under Investors — Governance Documents. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board structure and functions and other policies for the governance of the Company. The corporate governance guidelines are available on our website, www.n1mtc.com, under Investors — Governance Documents.

Board Meetings and Attendance

Board Meetings in 2020

The Board meets regularly throughout the year and holds special meetings and acts by written consent from time to time. During fiscal year 2020, the Board held 10 meetings.

During fiscal year 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure. The independent members of the Board also meet separately to discuss such matters as the independent directors consider appropriate. We do not have a policy regarding attendance by directors at the Company’s annual meetings of stockholders. Two directors were present at our 2020 annual meeting of stockholders.

Audit Committee Meetings in 2019

During fiscal year 2020, the audit committee held 3 meetings, and none of the audit committee members attended fewer than 75% of the aggregate of the total number of audit committee meetings held during his or her tenure.

Communications with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, NeuroOne Medical Technologies Corporation, 7599 Anagram Dr., Eden Prairie, MN 55344.

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

Considerations in Evaluating Director Nominees

If a vacancy on the Board occurs or the Board increases in size, the Board will actively seek individuals that satisfy its criteria for membership on the Board and may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management.

AUDIT COMMITTEE REPORT

The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The audit committee has reviewed and discussed with our management and BDO USA, LLP our audited financial statements as of and for the fiscal year ended September 30, 2020. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.

Audit Committee:

Paul Buckman
Jeffrey Mathiesen
Edward Andrle

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP, or BDO, audited our financial statements as of and for the fiscal years ended September 30, 2020 and 2019. We expect that representatives of BDO will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2021. Our Board is submitting the selection of BDO to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our stockholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our stockholders.

Service Fees Paid to the Independent Registered Public Accounting Firms

The following table shows the fees for professional services rendered to us by BDO for services in respect of the fiscal years ended September 30, 2020 and 2019, which were approved by the Board in accordance with its established policies and procedures.

FEE CATEGORY	FISCAL YEAR 2020	FISCAL YEAR 2019
Audit fees(1)	$251,799	$211,144
Audit-related fees(2)	$—	—
Tax fees(3)	$—	—
All other fees	$—	—
Total fees	$251,799	$211,144

____________

(1)      Audit fees include fees for professional services provided by BDO in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements.

(2)      Audit-related fees include fees billed for assurance and related services reasonably related to the performance of the audit or review of fiscal years 2020 and 2019 that are not included as audit fees.

(3)      Tax fees include fees for tax compliance, advice and planning.

Our audit committee is responsible for pre-approving all audit and permitted non-audit and tax services provided by the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our Board proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act.

Please read “Executive Compensation” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2020.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 6, 2021 for:

•        each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 11,912,931 shares of Common Stock outstanding as of April 6, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 6, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for persons listed in the table is c/o NeuroOne Medical Technologies Corporation, c/o David Rosa, 7599 Anagram Dr., Eden Prairie, MN 55344.

Name and address of beneficial owner	Number of shares of Common Stock beneficially owned	Percentage of Common Stock beneficially owned(1)
Greater than 5% Stockholders:
Wade Fredrickson(2) 4825 Suburban Drive Shorewood, Minnesota 55331	704,487	5.9%
Manchester Explorer, L.P c/o Manchester Management Company, LLC 2 Calle Candina, #1701 San Juan, Puerto Rico 00907	1,664,317	14.0%

Directors and Named Executive Officers:
David Rosa(4)	543,080	4.5%
Paul Buckman(5)	99,624	*
Jeffrey Mathiesen(6)	93,672	*
Edward Andrle(7)	17,726	*
Steve Mertens(8)	24,271	*
Mark Christianson	363,069	3.0%
All Current Directors and Officers as a Group (6 persons)(9)	1,141,442	9.2%

____________

(1)      Based on 11,912,931 shares of Common Stock outstanding as of April 6, 2021.

(2)      Based on Schedule 13D/A filed by Mr. Fredrickson on October 29, 2019. Mr. Fredrickson is our former Vice President of Therapy and Product Development.

(3)      Based on Schedule 13G filed jointly by Manchester Explorer, L.P., Manchester Management Company, LLC, Manchester Management PR, LLC, JEB Partners, L.P., James E. Besser, and Morgan C. Frank on January 21, 2021. Includes (i) 1,333,334 shares beneficially owned by Manchester Explorer, L.P.; (ii) 1,500,000 shares beneficially owned by Manchester Management Company, LLC; (iii) 1,500,000 shares beneficially owned by Manchester Management PR, LLC; (iv) 166,667 shares beneficially owned by JEB Partners, L.P.; (v) 1,664,317 shares beneficially owned by James E. Besser; and (vi) 1,583,334 shares beneficially owned by Morgan C. Frank. Manchester Explorer, L.P. reports shared voting power over 1,181,930 shares and shared investment power over 1,333,334 shares; Manchester Management Company, LLC and Manchester Management PR, LLC report shared voting power over 1,181,930 shares and shared investment power over 1,500,000 shares; JEB Partners, L.P. reports shared voting and investment powers over 166,667 shares; Mr. Besser reports sole voting power over 164,317 shares, shared voting power over 1,181,930 shares, sole investment power over 164,317, and shared investment power over 1,664,317 shares; and Mr. Frank reports sole voting and investment powers over 83,334 shares, shared voting power over 1,181,930 shares, and shared investment power over 1,583,334 shares. Each of Manchester Explorer, L.P., Manchester Management Company, LLC, and Manchester Management PR, LLC disclaims beneficial ownership in the common stock reported herein except to the extent of their pecuniary interest therein.

(4)      Includes 278,472 shares of Common Stock issuable upon exercise of outstanding options that vest within 60 days of April 6, 2021.

(5)      Includes 1,244 restricted stock units that vest within 60 days of April 6, 2021, and 72,784 shares of Common Stock issuable upon exercise of outstanding options.

(6)      Includes 1,244 restricted stock units that vest within 60 days of April 6, 2021 and 61,444 shares of Common Stock issuable upon exercise of outstanding options.

(7)      Includes 1,244 restricted stock units that vest within 60 days of April 6, 2021 and 7,909 shares of Common Stock issuable upon exercise of outstanding options.

(8)      Includes 24,271 shares of Common Stock issuable upon exercise of outstanding options that vest within 60 days of April 6, 2021.

(9)      Includes 3,732 restricted stock units that vest within 60 days of April 6, 2021 and 444,880 shares of Common Stock issuable upon exercise of outstanding options that vest within 60 days of April 6, 2021.

*        Less than 1%

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 6, 2021:

Name	Age	Position(S)
David Rosa	56	Chief Executive Officer, President and Director
Ronald McClurg	62	Chief Financial Officer
Mark Christianson	54	Business Development Director, Medical Sales Liason
Steve Mertens	58	Chief Technology Officer

See “Proposal No. 1 — Election of Class I Director” for biographical and other information regarding Mr. Rosa.

Ronald McClurg

Mr. McClurg has served as Chief Financial Officer of the Company since January 2021. Prior to joining the Company, from October 2003 to June 2019, Mr. McClurg served as Vice President - Finance & Administration and Chief Financial Officer of Incisive Surgical, Inc., a privately-held medical device manufacturer. From 1997 to 2002, Mr. McClurg served as Chief Financial Officer and Treasurer of Wavecrest Corporation, a privately-held manufacturer of electronic test instruments for the semiconductor industry. Prior to 1997, Mr. McClurg served as Chief Financial Officer for several publicly-held companies, including Video Sentry Corporation, Insignia Systems, Inc. (Nasdaq: ISIG), and Orthomet, Inc. Currently, he serves on the Board of Governors of Biomagnetic Sciences, LLC.

Mark Christianson

Mr. Christianson is a co-founder of the Company and has served as Business Development Director and Medical Sales Liaison of the Company since February 2019. Previously, he served as Vice President of Business Development and Marketing of the Company from July 2017 until February 2019 and served as vice president of sales and marketing of our wholly-owned subsidiary, NeuroOne, Inc., since December 2016. From May 2013 to December 2016 Mr. Christianson served as North American sales manager for Cortec Corporation. From February 2012 to May 2013 Mr. Christianson held the position of business development executive for Robert Half International (NYSE: RHI). From May 2009 to February 2012, Mr. Christianson held the position of regional sales manager for PMT Corporation. Mr. Christianson studied accounting at Augsburg College in Minneapolis. Mr. Christianson brings 15 years of high performing sales, sales management, and project management experience to the team. In addition, he also has contributed to the development and corporate strategy of the Company given his experience in the neurological field and his close relationships with key epilepsy opinion leaders.

Steve Mertens

Mr. Mertens has served as Chief Technology Officer of the Company since April 2019. From September 2018 through April 2019, Mr. Mertens was a consultant at Steve Mertens Consulting, L.L.C., of which he was the principal and owner. From November 2012 through September 2018, Mr. Mertens served as the senior vice president of research and development and operations at Nuvaira Inc., a privately held lung denervation company developing minimally invasive product for obstructive lung diseases. Prior to Nuvaira, Mr. Mertens served as a senior vice president of research and development for Boston Scientific Corporation (NYSE: BSX), guiding a wide range of technologies through product development for the cardiology, electrophysiology and peripheral vascular markets. He holds a Bachelor’s degree in Engineering and a Master’s degree in Business Administration. Currently, he serves as chairman of the board of directors of the University Enterprise Laboratories.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2020

The following table shows the compensation earned or received during the fiscal years ended September 30, 2020 and 2019 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Dave Rosa,	2020	403,914	183,095	547,091	—	1,134,100
Chief Executive Officer and President	2019	392,150	166,016	—	—	558,166

Mark Christianson,	2020	214,848	40,000	—	6,000	260,848
Business Development Director, Medical Sales Liaison	2019	208,590	44,903	—	6,000	259,493

Steve Mertens,	2020	238,966	52,000	—	—	290,966
Chief Technology Officer	2019	117,500	20,563	153,328	—	291,391

____________

(1)      Amounts reported reflect the aggregate grant date fair value of option awards, calculated in accordance with FASB Topic 718, excluding the impact of potential forfeitures.

Narrative Disclosure to Summary Compensation Table

The compensation program for the Company’s named executive officers for 2020 had three components: base salary, annual cash bonus and stock option grants.

Base Salary.    There was a 3% increase for cost of living adjustments for the Company’s named executive officers for calendar year 2020, as compared to calendar year 2019.

Cash Bonus.    In 2020, each of the Company’s named executive officers had a target bonus, set forth as a percentage of annual base salary. The Board did not make any changes to the target bonuses of the named executive officers, as a percentage of base salary, for 2020. In 2020, target bonuses for the Company’s named executive officers other than Mr. Rosa’s were 25% of base salary. Mr. Rosa’s target bonus was set at 50% of base salary pursuant to his employment agreement, as described below.

In April 2020, the Board established weighted performance targets for fiscal 2020 that it would consider in approving bonus payments for 2020. These targets included various corporate objectives related to company financing goals, regulatory submissions, and certain research and development, and commercialization milestones. In January 2021, the Board determined that 90% of the performance targets had been met, and approved the bonus payment to Mr. Rosa at 90% of target and authorized Mr. Rosa, in his discretion, to approve and pay bonuses to Mr. Mertens and Mr. Christianson of up to 90% of target.

Equity Grants.    In November 2019, the Board granted Mr. Rosa an option exercisable for 166,667 shares, with an exercise price of $6.42 per share. 25% of the shares underlying the option vested on November 5, 2020 and the remaining 75% vest in 36 equal monthly installments beginning on December 1, 2020, subject to acceleration upon achieving certain performance milestones. As of September 30, 2020, 20% of the shares underlying the options had vested upon the achievement of performance milestones.

All Other Compensation.    Except for a car allowance provided to Mr. Christianson and payment of a portion of the premiums for medical and long term disability insurance for all employees, we do not provide perquisites or personal benefits to our named executive officers.

Employment Agreement

We have an employment agreement with our Chief Executive Officer, Mr. Rosa, and an offer letter for each of Mr. Christianson and Mr. Mertens. Each of our named executive officers has also executed our standard form of proprietary information, inventions assignment and non-competition agreement.

Mr. Rosa

Mr. Rosa’s employment agreement (“Amended Employment Agreement”) was effective on August 4, 2017, continues through the third anniversary and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that Mr. Rosa notifies the Board of such renewal at least 30 days prior to the expiration of the initial term or any renewal terms and the Board does not notify Mr. Rosa of its intention not to renew the Amended Employment Agreement.

The Amended Employment Agreement also entitles Mr. Rosa to, among other benefits, the following compensation: (i) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers; and (ii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to our other senior executive officers. Mr. Rosa is entitled to receive a target award value, determined in accordance with the policies and practices generally available to other senior executive officers, for an annual cash bonus and if determined by the Board or a committee of the Board, a long-term incentive bonus. Mr. Rosa is entitled to retain all shares of Common Stock he held as of the commencement date. Mr. Rosa is also additionally entitled to certain severance benefits.

Pursuant to the Amended Employment Agreement, regardless of the manner in which Mr. Rosa’s service terminates, Mr. Rosa is entitled to receive amounts earned during his term of service, including salary and other benefits. The Company is permitted to terminate Mr. Rosa’s employment for the following reasons: (i) death or disability, (ii) Termination for Cause (as defined below) or (iii) for any other reason or no reason. Mr. Rosa is permitted Termination for Good Reason (as defined below) of his employment. In addition, he may terminate his employment upon written notice to the Company 30 days prior to the effective date of such termination.

In the event of Mr. Rosa’s death during the employment period or a termination due to his disability, his beneficiaries or legal representatives shall be provided the sum of (i) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and (ii) certain other benefits provided for in the employment agreement (the “Unconditional Entitlements”). In the event of Mr. Rosa’s Termination for Cause by the Company or the termination of Mr. Rosa’s employment as a result of his resignation other than a Termination for Good Reason, Mr. Rosa shall be provided the Unconditional Entitlements.

In the event of a Termination for Good Reason by Mr. Rosa or the exercise by the Company of its termination rights to terminate Mr. Rosa other than by Termination for Cause, death or disability, Mr. Rosa shall be provided the Unconditional Entitlements and, subject to such officer signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Rosa a severance amount equal to the aggregate annual base salary he would have earned from the day after his termination date through the end of the employment period and a prorated portion of his cash bonus for the year in which the termination date occurs, provided, however, in no event would the severance amount be less than 12 months or more than 18 months of his annual base salary, continued health insurance coverage for 12 months following his termination date, provided that such coverage shall cease if Mr. Rosa becomes eligible to receive health insurance coverage from another employer group health plan, vesting of all stock options in accordance with the stock option award documents, subject to the same conditions that would be applicable to Mr. Rosa if he remained employed through the end of the employment period and continued vesting of equity awards in accordance with the terms of the award agreements, provided, however, Mr. Rosa would have 90 days from the termination date to exercise any vested options (the “Conditional Benefits”).

In the event of a change in control during the employment period or within two years after a change in control, if the Company terminates Mr. Rosa other than due to Mr. Rosa’s death or disability or a Termination for Cause, or Mr. Rosa effects a Termination for Good Reason, the Company will pay to Mr. Rosa, in a lump sum in cash within 30 days after the termination date, the aggregate of: (i) the Unconditional Entitlements; and (ii) the amount equal to the product of 1.5 times the sum of (y) Mr. Rosa’s annual base salary, and (z) the greater of the target bonus for the then current fiscal year under the 2016 Equity Incentive Plan and 2017 Equity Incentive Plan or any successor annual bonus plan and the average annual bonus paid to or for the benefit of Mr. Rosa for the prior three full years (or any shorter period during which Mr. Rosa had been employed by the Company). In addition, the Company shall provide Mr. Rosa the Conditional Benefits minus Mr. Rosa’s severance amount.

Under the Amended Employment Agreement, “Termination for Cause” means a termination of Mr. Rosa’s employment by the Company due to (A) an act or acts of dishonesty undertaken by Mr. Rosa and intended to result in substantial gain or personal enrichment to Mr. Rosa at the expense of the Company, (B) unlawful conduct or gross misconduct that is willful and deliberate on Mr. Rosa’s part and that, in either event, is materially injurious to the Company, (C) the conviction of Mr. Rosa of, or Mr. Rosa’s entry of a no contest or nolo contendere plea to, a felony, (D) breach by Mr. Rosa of his fiduciary obligations as an officer or director of the Company, (E) a persistent failure by Mr. Rosa to perform his duties and responsibilities of his employment under the Amended Employment Agreement, which failure is not remedied by Mr. Rosa within 30 days after his receipt of written notice from the Company of such failure, provided, however, the Company is not obligated to provide written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure; or (F) material breach of any terms and conditions of the Amended Employment Agreement, any contract or agreement between Mr. Rosa and the Company, or of any Company policy, or of any statutory duty he owes to the Company, which breach has not been cured by Mr. Rosa within ten days after written notice thereof to Mr. Rosa from the Company.

Under the Amended Employment Agreement, “Termination for Good Reason” means a termination of Mr. Rosa’s employment by Mr. Rosa within 30 days of the Company’s failure to cure, in accordance with the procedures set forth below, any of the following events: (A) a reduction in his annual base salary as in effect immediately prior to such reduction by more than 10% without his written consent, unless such reduction is made pursuant to an across the board reduction applicable to all senior executives of the Company; (B) a material reduction in his duties, position and responsibilities as in effect immediately prior to such reduction without his written consent; provided, however, that a mere change in title or reporting relationship following a Change in Control by itself will not constitute “Good Reason” for Executive’s resignation, and further provided that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring entity will not by itself result in a “reduction” of duties, position or responsibility; or (C) a material breach of any material provision of the Amended Employment Agreement by the Company. A termination by Mr. Rosa shall not be treated as a Termination for Good Reason if Mr. Rosa consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or unless Mr. Rosa shall have delivered a written notice to the Board within 45 days of Mr. Rosa’s having actual knowledge of the occurrence of one of such events stating that Mr. Rosa intends to terminate his employment by Termination for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 21 days of the receipt of such notice.

Potential Payments Upon Termination or Change in Control

David Rosa

For a discussion of payments to Mr. Rosa upon termination or change in control under his Amended Employment Agreement, see “Employment Agreement — Mr. Rosa”.

2017 Equity Incentive Plan

In April 2017, the board of directors of the Company adopted and the stockholders approved the 2017 Equity Incentive Plan. The 2017 Equity Incentive Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to the Company’s employees, consultants and directors, which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who contribute to the Company’s financial success. The Board believes that the 2017 Equity Incentive Plan serves a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

Corporate Transactions.    The 2017 Equity Incentive Plan provides that in the event of certain specified significant corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our Common Stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•        arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•        arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•        accelerate the vesting, in whole or in part, of the stock award and provide for its termination before the transaction;

•        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•        cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment, or no payment, as determined by the Board; or

•        make a payment, in the form determined by our Board, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner and is not obligated to treat all participants in the same manner. In the event of a change in control, awards granted under the 2017 Equity Incentive Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2017 Equity Incentive Plan, a change in control is defined to include (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, and (4) an unapproved change in the majority of the Board.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of September 30, 2020:

	Option Awards
Name	Grant Date	Number Of Securities Underlying Unexercised Options Exercisable (#)		Number Of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Steven Mertens	May 13, 2019	16,181	(1)	26,968	7.14	May 13, 2029
David Rosa	November 5, 2019	33,333	(2)	133,334	6.42	November 5, 2029

____________

(1)      25% of the shares underlying the option vested immediately upon grant; the remaining vest monthly in equal increments over a 36 month period beginning on April 1, 2020.

(2)      25% of the shares underlying the option vested on November 5, 2020 and the remaining 75% vest in 36 equal monthly installments beginning on December 1, 2020, subject to acceleration upon achieving certain performance milestones. As of September 30, 2020, 20% of the shares underlying the options had vested upon the achievement of performance milestones.

Chief Executive Officer Pay Ratio

As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

There have been no transactions since October 1, 2018 to which NeuroOne, Inc. or the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and as described below.

2018 Private Placement

Between July 2018 and November 2018, the Company issued and sold units to investors consisting of Common Stock and warrants for $7.50 per unit, including (i) in July 2018, the sale of 12,534 Units for $94,000 to each of Lifestyle Healthcare LLC and Mohammad Jainal Bhuiyan and (ii) in September, the sale of 13,334 Units for $100,000 and 6,667 Units for $50,000 to Faisal Siddiqui and Lifestyle Healthcare LLC, respectively, each holders of over 5% of our Common Stock at the time of issuance.

2019 Private Placement

Between December 2018 and July 2019, the Company issued and sold units to certain investors consisting of shares of our Common Stock and warrants for $7.50 per unit, including in March 2019, the sale of 20,000 units for $150,000, and, in June 2019, the sale of 13,334 units for $100,000 to Mohammad Jainal Bhuiyan, a holder of over 5% of our Common Stock at the time of issuance.

HRA Capital

HRA Capital’s affiliate, Corinthian, has acted as a placement agent for private placements by us and NeuroOne, Inc. HRA Capital is affiliated with Chromium 24 LLC, which was previously a greater than 5% beneficial owner, and Lifestyle Healthcare LLC, a former greater than 5% beneficial owner. Pursuant to the engagement letter with HRA Capital, NeuroOne, Inc. paid the placement agent a cash fee of $113,610 and agreed to issue to the placement agent a warrant to purchase shares of Common Stock (or Common Stock equivalents) in an amount equal to 8% of the shares purchased by certain investors in a bridge private placement transaction. Additionally, the Company agreed to pay HRA Capital 10% of the gross proceeds (the “HRA Fee”) received by the Company in subsequent private placement transactions from investors with whom HRA Capital or Corinthian had material contact with for purposes of the engagement letter (the “Prospects”), provided such compensation would only be paid in connection with private placement transactions that closed within 12 months of the expiration of the engagement letter (the “Tail Period”). The Company agreed to issue to HRA Capital warrants to purchase shares of Common Stock (or Common Stock equivalents) in an amount equal to 10% of the shares purchased by Prospects during the Tail Period (“HRA Warrants”).

In February 2019, the Company and HRA Capital agreed (i) to extend the Tail Period until June 30, 2019, (ii) to modify the HRA Fee so that HRA Capital is entitled to receive a cash fee equal to 8% of the gross proceeds received by the Company from Prospects in all subsequent private placement transactions and (iii) to modify the HRA Warrants so that they are exercisable to purchase shares of Common Stock (or Common Stock equivalents) in an amount equal to 8% of the shares of Common Stock purchased by Prospects in subsequent private placements.

The HRA Warrants were issued on July 1, 2019. The Company issued Corinthian and its designees’ warrants exercisable for (i) 5,920 shares of Common Stock in connection with the 2019 Private Placement, (ii) 12,032 shares of Common Stock in connection with the 2018 Private Placement and (iii) 45,171 shares of Common Stock in connection with the Notes transactions. Upon issuance, the HRA Warrants became immediately exercisable and expire on July 1, 2024.

Lock-Up Agreements

On March 1, 2018, Wade Fredrickson, a greater than 5% stockholder of the Company, entered into a lock-up agreement, which was amended in July 2018, with the Company in which he agreed, subject to certain exceptions, not to offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 18 months following the effective date of the agreement. On October 21, 2019, Wade Fredrickson entered into a new lock-up agreement with the Company in which he agreed, subject to certain exceptions, not to offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 18 months following the effective date of the agreement. On January 12, 2021, all of our directors, officers, and certain stockholders entered into lock-up agreements in which they agreed, subject to certain exceptions, not to offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the effectiveness of a resale registration statement to be filed in connection with the Company’s January 2021 private placement.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with our directors and our executive officers.

Policies and Procedures for Transactions with Related Parties

To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board approved a formal policy in January 2018 regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company’s voting stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company’s Proxy Statement for its annual meeting of stockholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company or outside legal counsel of any updates to such information prior to the annual meeting.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

ADDITIONAL INFORMATION

Forward-Looking Statements

This Proxy Statement contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Proxy Statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•        our plans to develop and commercialize our cortical strip, grid and depth electrode technology;

•        the timing of and our ability to obtain and maintain regulatory approval of our cortical strip, grid and depth electrode technology;

•        the clinical utility of our cortical strip, grid and depth electrode technology under development;

•        our ability to develop our cortical strip, grid and depth electrode technology with the benefits we hope to offer as compared to existing technology, or at all;

•        the COVID-19 pandemic;

•        our expectations about the willingness of healthcare providers to recommend our cortical strip, grid and depth electrode technology to people with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders;

•        our future commercialization, marketing and manufacturing capabilities and strategy;

•        our ability to uplist to a national securities exchange;

•        our expectations regarding our partnership with Zimmer Biomet;

•        our ability to retain and recruit employees;

•        our ability to grow via a partnership or acquisition of a complementary technology;

•        our estimates regarding the size of, and future growth in, the market for our technology under development; and

•        our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of our annual report on Form 10-K for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Proxy Statement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Proxy Statement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Proxy Statement.

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at 7599 Anagram Dr., Eden Prairie, MN 55344.

To be timely for the Company’s 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 2, 2022 and not later than the close of business on March 4, 2022. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 annual meeting of stockholders must be received by us not later than December 31, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.

“Householding” — Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials, you may write our Chief Executive Officer at 7599 Anagram Dr., Eden Prairie, MN 55344, or call 952-426-1383.

Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Chief Executive Officer at the address or telephone number listed above.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to Ronald McClurg, our Chief Financial Officer, 7599 Anagram Dr., Eden Prairie, MN 55344.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS June 2, 2021THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of NeuroOne Medical Technologies Corporation (the “Company”) hereby appoints Dave Rosa and Paul Buckman, or either of them, each with full power of substitution, as proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 2, 2021, 9:00 a.m., Central time, at 7599 Anagram Dr., Eden Prairie, MN 55344, and all adjournments or postponements thereof, and to otherwise represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2021 Proxy Statement and 2020 Annual Report are available athttp://www.viewproxy.com/nmtc/2021

1. Election of Class I Director: Nominee: 01 Paul Buckman PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. For Against Abstain I plan on attending the meeting o Date: Signature Signature (if held jointly) NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full 2. Ratication of the appointment of BDO USA, LLP as independent registered public accounting rm for the scal year ending g September 30, 2021. 3. Advisory approval of the compensation of our For o Withhold o CONTROL NUMBER The Board of Directors recommends you vote FOR the following: Please mark your votes like this x Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) o PROXY VOTING INSTRUCTIONS Please have your 1 1 -digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/NMTC Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. The Board of Directors recommends you vote FOR proposals 2 and 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ( SCAN TO VIEW MATERIALS & VOTE CONTROL NUMBER